Exhibit 99.1 FOR IMMEDIATE RELEASE MEDIA CONTACT: Yahaira Garcia-Perea Marketing & Corporate Communications Manager 916-823-7214 | YahairaGarcia-Perea@bankofmarin.com BANK OF MARIN COMPLETES BALANCE SHEET REPOSITIONING SUPPORTED BY $45 MILLION SUBORDINATED DEBT OFFERING RECEIVES INVESTMENT GRADE DEBT RATINGS FROM KBRA NOVATO, CA – November 19, 2025 – Bank of Marin Bancorp (Nasdaq: BMRC), ("the Company") parent company of Bank of Marin, announced today the completion of a balance sheet repositioning of its held- to-maturity ("HTM") securities and a $45 million private placement of its 6.750% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “Notes”). Tim Myers, president and chief executive officer of Bank of Marin said, “The successful execution of this strategic initiative further enhances the value of our franchise by meaningfully improving our earnings power, which, in turn, allows us to continue reinvesting in the Company's growth. We took a targeted approach to securities sales, and in combination with our strong capital position, we completed this balance sheet repositioning without issuing additional shares of equity while maintaining our strong capital ratios. We believe this demonstrates our thoughtful approach and ongoing commitment to proactively creating value for our shareholders.” The Company reclassified its entire HTM securities portfolio into available-for-sale ("AFS") and will book a fourth quarter 2025 balance sheet adjustment for the difference between the market value and the book value on the date of transfer, adjusted for losses already captured in accumulated other comprehensive income. BMRC estimates this net amount to be approximately $59 million after-tax based on valuations as of October 31, 2025 and our statutory tax rate of 29.56%, which will be a negative adjustment to equity. While BMRC's equity will reflect the loss of the entire HTM transfer, its regulatory capital ratios will only be impacted by realized losses on securities sold. As such, BMRC took a highly targeted approach to securities sales with the goal of maximizing the amount of expected incremental income relative to the impact to our regulatory capital ratios, which is similar to the method applied to prior balance sheet repositionings. BMRC elected to sell approximately 74% of the HTM portfolio, as the remaining 26% was generally earning relatively high book yields, carrying relatively high unrealized losses, or supporting our Community Reinvestment Act goals. Dave Bonaccorso, executive vice president and chief financial officer stated, “As part of this strategic transaction, we sold a book value of $595 million of securities with an average yield of 2.03% at a pre-tax loss of $69.5 million and are reinvesting the proceeds into securities with a lower effective duration than the securities sold. Assuming an estimated reinvestment yield of 4.15% and a 6.75% rate on our subordinated debt, we expect $8.3 million in incremental pre-tax income and an annual earnings per share increase of $0.37 based on our statutory tax rate.” On November 5, Kroll Bond Rating Agency, LLC (“KBRA”) assigned investment grade ratings of BBB- for Bank of Marin Bancorp subordinated debt and BBB+ for Bank of Marin deposits, citing BMRC’s healthy deposit franchise, robust capitalization and strong credit quality.

The Notes will initially bear interest at a fixed interest rate of 6.750% per annum until December 1, 2030, after which time the interest rate will reset quarterly to a floating rate equal to a benchmark rate, which is expected to be the then-current three-month term Secured Overnight Financing Rate (SOFR) plus 335 basis points, until the Notes’ maturity on December 1, 2035. The Notes are redeemable by the Company, in whole or in part, on or after December 1, 2030, and at any time upon the occurrence of certain events. It is intended that the Notes qualify as Tier 2 capital for regulatory capital purposes for the Company. Keefe, Bruyette & Woods, A Stifel Company, acted as sole placement agent for the Notes offering, and Stuart | Moore | Staub served as counsel to the Company. Skadden, Arps, Slate, Meagher & Flom LLP served as counsel for the placement agent. This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there be any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund. About Bank of Marin Bancorp Founded in 1990 and headquartered in Novato, Bank of Marin is the wholly owned subsidiary of Bank of Marin Bancorp (Nasdaq: BMRC). A leading business and community bank with assets of $3.9 billion, Bank of Marin provides commercial and personal banking, specialty lending, and wealth management and trust services throughout its network of 27 branches and eight commercial banking offices serving Northern California. Specializing in providing legendary service to its clients and investing in its local communities, Bank of Marin has consistently been ranked one of the “Top Corporate Philanthropists" by San Francisco Business Times since 2003, was inducted into North Bay Biz’s “Best of” Hall of Fame in 2024, and ranked top 13 in Sacramento Business Journal’s 2025 Corporate Direct Giving List. Bank of Marin Bancorp is included in the Russell 2000 Small-Cap Index and Nasdaq ABA Community Bank Index. For more information, visit www.bankofmarin.com. Forward-Looking Statement This release may contain certain forward-looking statements that are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact Bancorp's earnings in future periods. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “intend,” “estimate,” “designed” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions and the economic uncertainty in the United States and abroad, including economic or other disruptions to financial markets caused by acts of terrorism, war, impacts from inflation, supply chain disruptions, changes in interest rates (including the actions taken by the Federal Reserve to control inflation), California's unemployment rate, deposit flows, real estate values, and expected future cash flows on loans and securities; the impact of adverse developments at other banks, including bank failures, that impact general sentiment regarding the stability and liquidity of banks; costs or effects of acquisitions; competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; natural disasters (such as wildfires and earthquakes in our area); adverse weather conditions; interruptions of utility service in our markets for sustained periods; and other economic, competitive, governmental, regulatory and technological factors (including external fraud and cybersecurity threats) affecting our operations, pricing, products and services. These and other important factors are detailed in various securities law filings made periodically by Bancorp, copies of which are available from Bancorp without charge. Bancorp undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. An explanation of the significance of ratings may be obtained from the rating agency. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the Notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency. No report of any rating agency is incorporated by reference herein.